Exhibit 24.1

McMoRan Exploration Co.

Secretary’s Certificate

I, Douglas N. Currault II, Assistant Secretary of McMoRan Exploration Co. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, do hereby certify that the following resolution was duly adopted by the Sole Director of the Corporation by written consent on November 12, 1998, and that such resolution has not been amended, modified or rescinded and is in full force and effect on the date hereof:

RESOLVED, That any report, registration statement or other form filed on behalf of this corporation pursuant to the Securities Exchange Act of 1934, or any amendment to any such report, registration statement or other form, may be signed on behalf of any director or officer of this corporation pursuant to a power of attorney executed by such director or officer.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Corporation on May 3, 2005.

/s/ Douglas N. Currault II
Douglas N. Currault II
Assistant Secretary
Seal